Exhibit 99.1

Sharps Technology’s CEO Issues Shareholder Letter Highlighting Hungary Manufacturing Facility Expansion Plans to Increase SecureGard and SoloGard Product Supply and Revenue

●	Shareholder letter includes details about the $50+ million sales agreement with a US-based pharma company, plans for Hungary SoloGard manufacturing expansion, and expected delivery schedule

●	Initial production and commercial deliveries to begin in Q1 2025

●	Sales team has signed an agreement to sell and deliver current SecureGard 1mL and 3mL inventory, with shipments and revenue that began in early December

NEW YORK, DECEMBER 5, 2024 – Sharps Technology, Inc., (NASDAQ: “STSS” and “STSSW”), an innovative medical device and pharmaceutical packaging company offering patented, best-in-class syringe products, issues a shareholder letter from Robert Hayes, the Company’s Chief Executive Officer.

Dear Fellow Shareholders:

Thanks to a very important Sales Agreement with a prominent U.S.-based supplier of medical saline and water products, Sharps is bringing the year to a close on a high note. In Q2, we signed an agreement to supply the customer with customized 10mL SoloGard syringes manufactured at our Hungary facility. The execution of this five-year Sales Agreement creates a manufacturing demand for at least 500 million syringes and completely sells out the currently available manufacturing capacity for Sharps’ 10mL SoloGard syringes. The project provides a clear path for revenue acceleration beginning in the first quarter of 2025, with a phased ramp up throughout 2025 and beyond. It is transformative for Sharps and is driving the need for both near- and long-term expansion to support the combination of customer projects that are currently slated for manufacture at the Hungary plant.

The Company has also just signed new customer sales agreements with a prominent European medical supply company serving Poland, Slovakia, and the Czech Republic, to purchase the 1mL and 3mL SegureGard inventory located in Hungary. The first delivery and revenue occurred in early December, and we expect that the customer will purchase all available inventory over the next several months. The agreements also set the stage for new production orders beginning in Q2 of 2025 that will consume all currently available production capacity.

The demand for Sharps’ innovative injection solutions continues to grow rapidly, with injectables remaining the preferred delivery method for therapies such as vaccines, biologics, weight loss and maintenance, ophthalmic and cosmetic applications, gene therapies, and diabetes and inflammatory disease management. As a result of this market growth and the impact of the increased tariffs, recalls, and quality issues with Chinese supplied syringes, Sharps has experienced increasing levels of interest and potential demand for the Company’s high-quality smart safety syringe products. This demand is setting the stage for needed growth and expansion in the Hungary facility and is also driving a potential collabration between Sharps and Hungarian-based investment opportunities. We are beginning to work with both government and private investment sources in Hungary to expand the current manufacturing footprint and take advantage of the need to increase both SecureGard and SoloGard manufacturing capacity.

Based on these two very exciting projects, Sharps is anticipating solid revenue growth for the Hungary facility. The previously announced expansion in Hungary will increase the annual SecureGard capacity to more than 100 million units, and the SoloGard capacity to more than 125 million units. We expect up to $400k in revenue in December 2024 and have internal revenue targets of more than $5 million in 2025, $15 million in 2026, and $20 million in 2027. These targets represent revenue generated by the facility in Hungary, and do not include any potential revenue from Sharps’ U.S. projects or third-party agreements.

Sharps’ leadership team continues to work on finalizing the acquisition of the manufacturing assets at the InjectEZ facility in Columbia, SC. Although the timeframe has been extended due to business developments with the selling partner, we expect to be able to give a more substantial update to our shareholders after the first of the year.

Thanks to the ongoing support of our family of investors, we regained compliance with NASDAQ’s listing rules. Sharps worked with a regulatory team to complete the requirements of the remediation plan, and we received NASDAQ’s notification in a letter dated November 13, 2024 that Sharps had regained full compliance with the listing rules.

Specializing in the development and manufacturing of innovative drug delivery systems, Sharps’ SecureGard and SoloGard product lines focus on low waste and ultra-low waste syringe technologies that also incorporate active safety features, as well as World Health Organization accredited re-use prevention. Once manufacturing begins in the US, our Nexent line of polymer prefillable syringes will help to fill the healthcare industry’s demand for the highest quality drug delivery solutions. Sharps is well positioned to respond to the upcoming opportunities and we are looking at a bright future ahead.

Thank you for your continuing support and confidence in our Company. For more information, please visit http://sharpstechnology.com

Sincerely,

Robert Hayes, CEO Sharps Technology, Inc.

About Sharps Technology:

Sharps Technology is an innovative medical device and pharmaceutical packaging company offering patented, best-in-class smart-safety syringe products to the healthcare industry. The Company’s product lines focus on providing ultra-low waste capabilities, that incorporate syringe technologies that use both passive and active safety features. Sharps also offers products that are designed with specialized copolymer technology to support the prefillable syringe market segment. The Company has a manufacturing facility in Hungary. For additional information, please visit www.sharpstechnology.com and these recent news stories: SecureGard sales agreement, SoloGard sales agreement.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “poised” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity, and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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